UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2013

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367
(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 29, 2013, United Online, Inc. (the “Company”) entered into amendments to the employment agreements with each of the following named executive officers:  Neil P. Edwards, Robert J. Taragan and Charles B. Ammann.  The amendments extend the expiration of each executive’s employment agreement from February 15, 2014 through February 15, 2015.  A copy of the amendment to Mr. Edward’s employment agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.  A copy of the amendment to Mr. Taragan’s employment agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.  A copy of the amendment to Mr. Ammann’s employment agreement is filed as Exhibit 10.3 hereto and is incorporated by reference herein.  The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments.

Item 9.01                                           Exhibits and Financial Statements.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Neil P. Edwards
10.2	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Robert J. Taragan
10.3	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Charles B. Ammann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2013	UNITED ONLINE, INC.

	By:	/s/ Neil P. Edwards
Neil P. Edwards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Neil P. Edwards
10.2	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Robert J. Taragan
10.3	Amendment No. 2 to Employment Agreement, dated as of July 29, 2013, between United Online, Inc. and Charles B. Ammann